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Exhibit 5.1

        [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

July 2, 2004

Mrs. Fields Famous Brands, LLC
Mrs. Fields Financing Company, Inc.
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050

  Re:
  Registration Statement on Form S-4 (File No. 333-115046)

Ladies and Gentlemen:

        We have acted as special counsel to Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company"), and Mrs. Fields Financing Company, Inc., a Delaware corporation (together with the Company, the "Issuers"), in connection with the public offering of up to (i) $115,000,000 of 11 1/2% Senior Secured Notes due 2011, and (ii) $80,747,000 of 9% Senior Secured Notes due 2011, of the Issuers, which both are to be guaranteed pursuant to the guarantees (collectively, the "Guarantees") by each of the guarantors listed on Schedule A hereto (collectively, the "Guarantors"). The new 11 1/2% Senior Secured Notes due 2011 and the new 9% Senior Secured Notes due 2011 (collectively, the "Exchange Notes") are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for like principal amounts of the Issuers' issued and outstanding 11 1/2% Senior Secured Notes due 2011 and 9% Senior Secured Notes due 2011 (together, the "Original Notes"), respectively, under the Indenture, dated as of March 16, 2004 (the "Indenture"), by and among the Issuers, The Bank of New York, as trustee (the "Trustee"), and the Guarantors, as contemplated by the Registration Rights Agreement, dated as of March 16, 2004, by and among the Issuers, the Guarantors and the initial purchaser named therein relating to the new 11 1/2% Senior Secured Notes due 2011, and the Registration Rights Agreement, dated as of March 16, 2004, by and among the Issuers and the Guarantors relating to the new 9% Senior Secured Notes due 2011 for the benefit of the holders of the 9% Senior Secured Notes due 2011 (both such registration rights agreements together, the "Registration Rights Agreements").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

    (i)
    the Registration Statement on Form S-4 (File No. 333-115046) relating to the Exchange Offer as filed by the Issuers with the Securities and Exchange Commission (the "Commission") on April 30, 2004 under the Act and Amendment No. 1 thereto, filed with the Commission on the date hereof (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

    (ii)
    executed copies of the Registration Rights Agreements;

    (iii)
    an executed copy of the Indenture;

    (iv)
    the Certificates of Formation or Certificates of Incorporation, as applicable, of the Company and each of the Guarantors;

    (v)
    the Limited Liability Company Agreement of the Company and the Limited Liability Company Agreements, or as relevant, the By-Laws, of each Guarantor, each as certified by the respective Secretaries of the Company and the Guarantors as currently in effect;

    (vi)
    action by unanimous written consent of the Board of Managers of the Company adopted on February 25, 2004 and actions by written consent of the Executive Committee of the board of managers of the Company and the members or boards of directors of each of the Guarantors, in each case adopted on March 9, 2004, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

    (vii)
    certificates of the Secretary of State of the relevant jurisdiction of incorporation or organization of the Company and the Guarantors relating to their good standing;

    (viii)
    the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

    (ix)
    the form of the Exchange Notes.

        We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Guarantors that are organized under the laws of the State of Delaware, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

        Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York that normally are applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-opined on law on the opinions herein stated.

        In rendering the opinion set forth below, we have assumed that (i) the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of their obligations thereunder and (ii) the execution and delivery by each of the Guarantors of the Indenture and the performance by each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantors or any of their respective properties are subject, except for those agreements and instruments that have been identified to us by the Company as being material and that are filed as exhibits to the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and each Guarantee by the Guarantors will constitute a valid and binding obligation of such Guarantor, in each case, to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule A

Guarantors

Great American Cookie Company Franchising, LLC, a Delaware limited liability company

Great American Manufacturing, LLC, a Delaware limited liability company

Mrs. Fields Cookies Australia, a Utah corporation

Mrs. Fields Franchising, LLC, a Delaware limited liability company

Mrs. Fields Gifts, Inc., a Utah corporation

Pretzelmaker Franchising, LLC, a Delaware limited liability company

Pretzeltime Franchising, LLC, a Delaware limited liability company

The Mrs. Fields' Brand, Inc., a Delaware corporation

TCBY International, Inc., a Utah corporation

TCBY of Texas, Inc., a Texas corporation

TCBY Systems, LLC, a Delaware limited liability company

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  Exhibit 5.1
  Schedule A